UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 29, 2022
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2022, Atlas Financial Holdings, Inc. (the “Company”) and certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), entered into a Term Loan Commitment (the “Commitment Letter”) with certain lenders party thereto (the “Commitment Lenders”), to make additional loans to the Borrowers related to the Borrowers’ existing Convertible Senior Secured Delayed-Draw Credit Agreement (as amended by Amendment No. 1, dated February 2, 2022, Amendment No. 2, dated March 25, 2022, and Amendment No. 3, dated June 9, 2022, the “Credit Agreement”), with Sheridan Road Partners, LLC, as administrative agent (in such capacity, the Agent”), and the lenders party to the Credit Agreement (the “Lenders”).

Pursuant to the Commitment Letter, an additional aggregate principal amount of $1 million in the form of additional term loans (“Term Loans”) is to be loaned to the Borrowers upon the occurrence of certain events, and such Term Loans will be made pursuant to the terms of the Credit Agreement. The Term Loans are subject to certain conditions, including the delivery of closing document required pursuant to the Credit Agreement and that no material adverse changes with respect to the Borrowers shall have occurred following the date of the Commitment Letter. The Commitment Letter will expire and become null and void if certain events involving third parties do not occur within 21 days or 45 days from the date of the Commitment Letter.

Concurrently with the funding of the Term Loans, the Company intends to enter into a fourth amendment to the Credit Agreement, pursuant to which the aggregate principal amount of the term loan facility will be increased by the amount of the Term Loans from $6,200,000 to $7,200,000 and the Commitment Lenders will be added as lenders under the Credit Agreement.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the effects and duration of the COVID-19 outbreak, the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise..

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
Date: July 6, 2022	By:	/s/ Paul A. Romano
	Name:	Paul A. Romano
	Title:	Vice President and Chief Financial Officer